As filed with the Securities and Exchange Commission on May 9, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
Registration Statement
under
The Securities Act of 1933

DEVRY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3150143 (I.R.S. employer identification no.)

3005 Highland Parkway
Downers Grove, Illinois 60515
(Address of principal executive offices, including zip code)

DEVRY INC. INCENTIVE PLAN OF 2005
(Full title of the plan)

Gregory S. Davis
Senior Vice President, General Counsel and Corporate Secretary
DeVry Inc.
3005 Highland Parkway
Downers Grove, Illinois 60515
(Name and address of agent for service)

(630) 515-7700
(Telephone number, including area code, of agent for service)

With a copy to:

Lauralyn G. Bengel
Schiff Hardin LLP
233 South Wacker Drive
66th Floor
Chicago, Illinois 60606
(312) 258-5670

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
DeVry Inc. Common Stock, par value $.01 per share (including Common Stock Purchase Rights)	3,000,000(2)	$27.83(1)	$83,490,000(1)	$11,388.04(1)

(1)	Estimated on the basis of $27.83 per share, the average of the high and low sales prices of DeVry Inc. Common Stock as reported on the New York Stock Exchange on May 6, 2013 pursuant to Rule 457(c) and (h) of the Securities Act of 1933.

(2)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

The contents of the Registration Statement on Form S-8 (File No. 333-130604), filed by the Registrant with the Securities and Exchange Commission on December 22, 2005, registering shares of its Common Stock, par value $0.01 per share, issuable under the Plan, and the Post-Effective Amendment No. 1 thereto, filed on January 9, 2006, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in the Registration Statement (other than the exhibits and the signature page) is set forth in the Registration Statement on Form S-8 (File No. 333-130604) or the Post-Effective Amendment No. 1 thereto, as described above, and is incorporated herein by reference.

Item 8.   Exhibits.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on this 9th day of May, 2013.

DEVRY INC.
(Registrant)

By:	/s/ Daniel M. Hamburger
Daniel M. Hamburger
President and Chief Executive Officer

Each person whose signature appears below appoints Daniel M. Hamburger and Gregory S. Davis, or each of them, as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any pre-effective or post-effective amendments to this Registration Statement that any of such attorneys shall deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that either of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and the 9th day of May, 2013.

Signature	Title

/s/ Harold T. Shapiro	Board Chair and Director
Harold T. Shapiro

/s/ Daniel M. Hamburger	President and Chief Executive Officer
Daniel M. Hamburger	(Principal Executive Officer)

/s/ Timothy J. Wiggins	Senior Vice President and Chief Financial
Timothy J. Wiggins	Officer (Principal Financial Officer)

/s/ Patrick J. Unzicker	Vice President, Finance and Chief Accounting
Patrick J. Unzicker	Officer (Principal Accounting Officer)

/s/ Christopher B. Begley	Director
Christopher B. Begley

/s/ David S. Brown	Director
David S. Brown

/s/ Connie R. Curran	Director
Connie R. Curran

/s/ Darren R. Huston	Director
Darren R. Huston

/s/ William T. Keevan	Director
William T. Keevan

/s/ Lyle Logan	Director
Lyle Logan

/s/ Alan G. Merten	Director
Alan G. Merten

/s/ Fernando Ruiz	Director
Fernando Ruiz

/s/ Ronald L. Taylor	Director
Ronald L. Taylor

/s/ Lisa W. Wardell	Director
Lisa W. Wardell

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1
Restated Certificate of Incorporation of DeVry Inc., as amended, (incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form S-8 dated December 22, 2005, Exhibit 3.2 to the Registrant’s Form 8-K dated November 7, 2007 and Exhibit 3.1 to the Registrant’s Form 8-K dated November 7, 2012)

4.2	Amended and Restated By-Laws of DeVry Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K dated February 11, 2009)
4.3	DeVry Inc. Amended and Restated Incentive Plan of 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Report on Form 8-K dated November 10, 2010)
4.4
Rights Agreement between DeVry, Inc. and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form 8-A dated November 23, 2004)

5	Opinion of Schiff Hardin LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Schiff Hardin LLP (contained in the Opinion filed as Exhibit 5)
24	Power of Attorney (contained on the signature pages hereto)